EXHIBIT 32.1
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               SECTION 1350 CERTIFICATION CHIEF EXECUTIVE OFFICER


         Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of GMX Resources Inc. (the "Company"), hereby certifies that the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date:    March 30, 2006                                /s/ Ken L. Kenworthy, Jr.
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                                                       Ken L. Kenworthy, Jr.
                                                       Chief Executive Officer